UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 21, 2009

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation Arrangements of Certain Officers

2008 Bonuses and 2009 Base Salaries

On January 21, 2009, the Compensation Committee of the Board of Directors (the Committee) set the base salaries for the 2009 fiscal year for (a) those individuals who comprised the Company’s named executive officers for the 2008 fiscal year (other than Caroline Dorsa, who resigned as Senior Vice President and Chief Financial Officer of the Company in January 2008) and (b) Robin L. Washington, who was appointed to serve as Senior Vice President and Chief Financial Officer of the Company in May 2008 (collectively, the Executive Officers). The Committee also determined their bonus awards for the 2008 fiscal year based on their individual performance and the Company’s attainment of certain financial and non-financial objectives for that year. The Company’s Board of Directors ratified the 2008 bonus and 2009 base salary of John C. Martin, Ph.D., the Company’s Chairman and Chief Executive Officer. The approved 2008 bonuses and 2009 base salaries for Executive Officers are as follows:

Name and Title	2008 Bonus	2009 Base Salary
John C. Martin Chairman and Chief Executive Officer	$1,651,650	$1,250,000

John F. Milligan President and Chief Operating Officer	$693,589	$810,000

Norbert W. Bischofberger Executive Vice President, Research and Development and Chief Scientific Officer	$495,180	$680,000

Kevin Young Executive Vice President, Commercial Operations	$440,160	$600,000

Gregg H. Alton Senior Vice President and General Counsel	$298,125	$540,000

Robin L. Washington Senior Vice President and Chief Financial Officer	$192,602	$530,000

On January 21, 2009, the Committee also increased the target 2009 bonus award payable under the Company’s Corporate Bonus Plan for the Chief Executive Officer from 110% of base salary to 125% of base salary. The target 2009 bonus award for the President and Chief Operating Officer and the executive vice presidents remained the same at 75% and 60% of base salary, respectively. The Committee increased the target 2009 bonus award for the Senior Vice President General Counsel and Senior Vice President and Chief Financial Officer from 45% to 55% of base salary.

2009 Stock Option and Performance Shares Awards

On January 21, 2009, the Committee granted options to purchase the Company’s common stock and performance shares to the Executive Officers under the Company’s 2004 Equity Incentive Plan, as amended. The Company’s Board of Directors ratified the grants to Dr. Martin.

The options each have an exercise price per share of $47.20, representing the closing price of the Company’s common stock on January 20, 2009, the last trading day prior to the grant date. The options will vest as to 20% of the underlying shares on the first anniversary of the date of grant, and the balance vests in successive equal quarterly installments through the fifth anniversary of the date of grant, subject to such individual’s continuous service with the Company through each applicable vesting date.

Each Executive Officer was also granted a specific number of performance shares which will convert into actual shares of the Company’s common stock based on the Company’s attainment of certain performance goals measured over the three-year period beginning January 1, 2009 and ending December 31, 2011 and the individual’s continued service with the Company through that period. The actual number of shares of the Company’s common stock into which the performance shares may convert will be calculated by multiplying the number of performance shares by a performance percentage ranging from 0% to 200% based on the attained level of Company performance as measured in terms of the following two performance criteria: (a) the Company’s total stockholder return (TSR) for the three-year performance period relative to the total stockholder return realized by the companies comprising the AMEX Biotech- Pharmaceutical Index (the Peer Group Index) for that period and (b) the Company’s revenue growth relative to the Peer Group Index during the same three-year period.

The percentages in the table below represent the percentage of actual shares of the Company’s common stock into which the performance shares would convert at the end of the performance period based on the Company’s percentile rankings for both revenue growth and TSR relative to the Peer Group Index. For example, if the Company’s revenue growth for the period is at the 85th percentile relative to the Peer Group Index and TSR is at the 50th percentile relative to the Peer Group Index, the performance shares would convert into actual shares of common stock equal to 150% of the number of performance shares specified on the grant date. If the Company performance is at or above the 80th percentile of the Peer Group Index for both TSR and revenue growth for the performance period, the performance shares would convert into actual shares of common stock equal to 200% of the number of performance shares specified on the grant date, representing the maximum award opportunity. If the Company’s performance is below the 20th percentile of the Peer Group Index for both TSR and revenue growth for the performance period, then the performance shares would not convert into any actual shares of the Company’s common stock.

Company TSR vs. the Peer Group Index

≥ 80th percentile	100.0%	110.0%	150.0%	175.0%	200.0%

60th to 79th percentile	75.0%	85.0%	125.0%	150.0%	175.0%

40th to 59th percentile	50.0%	60.0%	100.0%	125.0%	150.0%

20th to 39th percentile	10.0%	20.0%	60.0%	85.0%	110.0%

< 20th percentile	0.0%	10.0%	50.0%	75.0%	100.0%

	< 20th percentile	20th to 39th percentile	40th to 59th percentile	60th to 79th percentile	≥ 80th percentile

Company Revenue Growth vs. the Peer Group Index

Should the Executive Officer’s continuous service with the Company terminate prior to the completion of the performance period, then his or her performance shares will be forfeited, whether or not the performance goals are met. However, the performance shares may vest in whole or in part on an accelerated basis as follows:

(i) Should the Executive Officer cease continuous service due to death or disability, then a portion of his or her performance shares would convert into actual shares of vested common stock based on the level at which the performance goals are attained for the performance period and the number of calendar months of continuous service he or she completed during that period.

(ii) Should the Executive Officer leave the Company’s employ prior to the completion of the performance period, but after completion of at least one year of service during the performance period, by reason of retirement on or after the date his or her combined age and years of service total 70 years or more, then a portion of his or her performance shares would convert into actual shares of vested common stock based on the level at which the performance goals are attained for the performance period and the number of calendar months of continuous service he or she completed during that period.

(iii) Should the Executive Officer remain in continuous service through the closing of a change in control transaction, then his or her performance shares will immediately convert into vested shares of the Company’s common stock equal to 100% of the number of performance shares or, if the change in control occurs more than one year after the start of the performance period, any greater number of shares of common stock determined by measuring the Company’s TSR and revenue growth relative to the Peer Group Index over an abbreviated performance period ending with the Company’s last fiscal quarter prior to the effective date of the change in control.

An Executive Officer who is a U.S. resident may elect to defer the receipt of any shares of the Company’s common stock into which the performance shares may convert to a later date by submitting a deferral election form to the Company within certain specified time periods.

The table below summarizes the 2009 option and performance share grants for the Executive Officers:

		Performance Share Award
Name and Title	Stock Option Grant	Minimum Number of Actual Shares	Number of Performance Shares	Maximum Number of Actual Shares
John C. Martin Chairman and Chief Executive Officer	300,000	0	100,000	200,000

John F. Milligan President and Chief Operating Officer	140,000	0	47,000	94,000

Norbert W. Bischofberger Executive Vice President, Research and Development and Chief Scientific Officer	79,200	0	26,400	52,800

Kevin Young Executive Vice President, Commercial Operations	92,400	0	30,800	61,600

Gregg H. Alton Senior Vice President and General Counsel	50,000	0	20,000	40,000

Robin L. Washington Senior Vice President and Chief Financial Officer	50,000	0	20,000	40,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Robin L. Washington
Robin L. Washington Senior Vice President and Chief Financial Officer

Date: January 27, 2009